Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	March 04, 2004

BEST AERONET AVIATION, LTD., SELECTS AVCON RVSM FOR ITS LEARJET 20 SERIES FLEET. -Avcon has in excess of 40 booked or pending orders scheduled through December 2005

[OLATHE, KANSAS, March 4, 2004] - Butler National Corporation (OTCBB - "BUKS") is pleased to announce BEST AeroNet Aviation, Ltd., has selected AVCON Industries, a wholly-owned subsidiary of Butler National Corporation, to provide the Reduced Vertical Separation Minimums (RVSM) solution for its fleet of shared-ownership Learjet 20 series airplanes.

AVCON is currently completing RVSM installations on three of BEST's refurbished Learjet 25 airplanes. A fourth airplane is enroute to AVCON. This follows the announcement on January 28th that Kalitta Charters selected AVCON for its fleet of 12 Learjet 20 series airplanes. AVCON has completed RVSM installation and delivery on eight Learjet 20 airplanes. At the present time, AVCON has in excess of 40 booked or pending orders scheduled through December 2005. There are approximately 500 Learjet 20 series airplanes in use worldwide. AVCON expects many of these Learjet operators to select AVCON as their RVSM solution.

RVSM allows jet aircraft to operate from altitudes of 29,000' through 41,000'. The current retail price for the installed RVSM solution is $156,975, plus the cost of required autopilot component inspections and repairs. The AVCON RVSM turnkey solution requires approximately two to three weeks downtime for structural and electrical modifications to replace the existing pitot and static system, and to install the approved RVSM equipment. Domestic RVSM goes into effect on January 20, 2005.

Customer Comments:

"AVCON's RVSM solution for the 20 Series Learjet aircraft is no less than a modern marvel," commented Roger Humiston, Director of Operations of BEST AeroNet Aviation, Ltd. "The Rosemont Probes and IS&S Digital Altimeters turns a tiger of aircraft into a pussy cat. AVCON's new RVSM solution, with a highly improved static system, exonerates the JET FC-110 autopilot by proving it to be extremely capable upon receiving accurate information. The autopilot now holds the aircraft altitude to within 20 feet. The RVSM modification compliments the industry commitment to the CJ-610 engine to keep the Learjet 20 series airplanes flying for another 40 years."

"Every BEST AeroNet pilot who has flown the AVCON modified Learjets raves about how much easier the aircraft is to fly and what a joy the autopilot has become. Thank you, AVCON, for taming the wild beast known as the 20 series Learjet," continued Humiston.

BEST AeroNet Aviation, Ltd., based at Sherman/Denison Grayson County Airport north of Dallas, is a subsidiary of Best AeroNet, Ltd., "The Business Aviation Fuel Network" company. The companies specialize in discount jet fuel sales, shared aircraft ownership, airframe and engine maintenance, and FBO services.

Our Business:

About AVCON Industries, Inc.
AVCON Industries, Inc., a wholly-owned subsidiary of Butler National Corporation, offers regulatory and special mission modifications of business-size airplanes. AVCON is a Certified Repair Station (B92R922N) and offers a full range of maintenance. AVCON specializes in passenger to freighter conversions, installation of aerial photography equipment, and stability enhancing modifications for Learjet, Beechcraft, Cessna, and Dassault Falcon aircraft along with other specialized modifications.

About Butler National Corporation
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dessault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT: William A. Griffith, Investor Relations Butler National Corporation 19920 W. 161st Street Olathe, KS 66062	Ph (913) 780-9595 Fax (913) 780-5088
For more information, please visit the Company web site: www.butlernational.com -End-